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                                                                       EXHIBIT 2
                                                                       ---------


                        FORM OF COMPANY VOTING AGREEMENT

     THIS COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of January __, 2002, by and between SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent"), and the undersigned
                                            ------
stockholder (the "Stockholder") of Centra Software, Inc., a Delaware corporation
                  -----------
(the "Company").
      -------
                                    RECITALS
                                    --------

     A. The Company and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for the
                         ------------------------
merger (the "Merger") of a wholly owned subsidiary of Parent with and into the
             ------
Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive American Depositary Shares of Parent, as set forth in the Reorganization Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number
                                                  ------------
of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (solely in his or her capacity as such) agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the
        -------------------
meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

        (a) "Expiration Date" shall mean the earlier to occur of (i) such date
             ---------------
and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

        (b) "Person" shall mean any (i) individual, (ii) corporation, limited
             ------
liability company, partnership or other entity, or (iii) governmental authority.

        (c) "Shares" shall mean: (i) all securities of the Company (including
             ------
all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned of record or beneficially by Stockholder as of the date of this Agreement; and

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(ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided that "Shares" shall not include any securities of Company sold pursuant to a plan for trading securities adopted prior to the date hereof by Stockholder designed to avail Stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act (a "Rule 10b5-1 Plan") or pursuant to a
                                       ----------------
margin agreement or similar agreement entered into by Stockholder prior to the date hereof.

           (d) Transfer. A Person shall be deemed to have effected a "Transfer"
               --------
of a security if such person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

        2. Transfer of Shares.
           ------------------

           (a) Transferee of Shares to be Bound by this Agreement. Stockholder
               --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer (other than a Transfer (i) pursuant to a Rule 10b5-1 Plan adopted prior to the date hereof by Stockholder, (ii) pursuant to any margin agreement or similar agreement entered into by Stockholder prior to the date hereof which Transfer does not, when aggregated with all other Transfers after the date hereof and prior to the Expiration Date pursuant to any margin agreement or similar agreement by other directors and executive officers of Company, exceed 2.2% of the outstanding number of shares of common stock of Company as of the date hereof), (iii) made in accordance with the Reorganization Agreement, or (iv) specifically required by court order) of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may
                            ---------
reasonably request) and delivered such executed counterpart of this Agreement and the attached proxy to Parent.

           (b) Transfer of Voting Rights. Stockholder agrees that, during the
               -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares, except as expressly provided in this Agreement or as may be specifically required by court order.

           (c) No Limitation on Discretion as Director. This Agreement is
               ---------------------------------------
intended solely to apply to the exercise by Stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder who is a director of the Company with respect to, any action which may be taken or omitted by Stockholder acting in Stockholder's fiduciary capacity as a director of the Company.

3.      Agreement to Vote Shares.
        ------------------------

        (a)     Agreement to Vote. Until the Expiration Date, at every meeting
                -----------------
of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (i) to adopt and approve the Reorganization Agreement and approve the Merger (the "Company Approval Matters"), (ii) in favor of any transaction
             ------------------------
contemplated by the Merger or the Reorganization Agreement and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and other transactions contemplated by the Reorganization Agreement (including, without limitation, against any Acquisition Proposal).

        (b)     No other Agreement. Prior to the Expiration Date, the
                ------------------
Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this
Section 3.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement,
        -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
- ---------       -----
permissible by law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. Stockholder (i) is
        -------------------------------------------------
the beneficial owner of the shares of Company Common Stock indicated on the final page of this Agreement; (ii) on and as of the date hereof, does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (including but not limited to the voting of the Shares in favor of any transaction contemplated by the Merger or the Reorganization Agreement).


     6. Additional Documents; Consents. Stockholder (solely in his or her
        ------------------------------
capacity as such) hereby covenants and agrees to (a) execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement, and (b) obtain any consents or approvals necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     7. Termination.  This Agreement shall terminate and shall have no further
        -----------
force or effect as of the Expiration Date.

     8. Miscellaneous.
        -------------

        (a)     Severability.  If any term, provision, covenant or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           (b) Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

           (c) Amendments and Modification. This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

           (d) Specific Performance; Injunctive Relief. The parties hereto
               ---------------------------------------
acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

           (e) Notices. All notices and other communications pursuant to this
               -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

           If to Parent:             SmartForce PLC
                                     900 Chesapeake Drive
                                     Redwood City, CA 94063
                                     Telecopy No: (650) 817-5070
                                     Attention: Gregory M. Priest

           With copies to:           Wilson Sonsini Goodrich & Rosati
                                     Professional Corporation
                                     650 Page Mill Road
                                     Palo Alto, CA 94304-1050
                                     Telecopy No: (650) 493-6811
                                     Attention: Steven V. Bernard

                                     and

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           One Market
                           Spear Street Tower, Suite 3300
                           San Francisco, California 94105
                           Telecopy No:  (415) 947-2099
                           Attention:  Steve L. Camahort

        If to Stockholder: To the address for notice set forth on the signature page hereof.

        (f)     Governing Law. This Agreement shall be governed by the laws of
                -------------
the State of Delaware, without reference to rules of conflicts of law.

        (g)     Entire Agreement. This Agreement and the Proxy contain the
                ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        (h)     Effect of Headings. The section headings are for convenience
                ------------------
only and shall not affect the construction or interpretation of this Agreement.

        (i)     Counterparts. This Agreement may be executed in several
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Company.


SMARTFORCE PLC                         STOCKHOLDER


By:_________________________________   By:____ _________________________________
   Signature of Authorized Signatory      Signature

Name:_______________________________   Name:
                                            ____________________________________

Title:______________________________   Title:
                                              __________________________________

                                       _________________________________________

                                       _________________________________________
                                       Print Address

                                       _________________________________________
                                       Telephone

                                       _________________________________________
                                       Facsimile No.

                                       Shares beneficially owned:

                                       __________ shares of Company Common Stock

                                       __________ shares of Company Common Stock issuable upon exercise outstanding options, warrants or other rights



                      [Signature Page to Voting Agreement]

                                    Exhibit A

                                IRREVOCABLE PROXY

     The undersigned stockholder of Centra Software, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints _____________________ and ____________________________ and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance
                                                        ------
with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and among SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent"), and the
                                                      ------
undersigned stockholder (the "Voting Agreement"), and is granted in
                              ----------------
consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), by and among Parent, a
                         ------------------------
wholly owned subsidiary of Parent ("Merger Sub") and the Company. The
                                    ----------
Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term
                                           ------
"Expiration Date" shall mean the earlier to occur of (i) such date and time as
 ---------------
the Reorganization Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of the Reorganization Agreement and to approve the Merger (the "Company Approval
                                                                ----------------
Matters"), (ii) in favor of any transaction contemplated by the Merger or the
- -------
Reorganization Agreement and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and other transactions contemplated by the Reorganization Agreement (including, without limitation, against any Acquisition Proposal).

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date; provided that, solely with respect to (i) Shares sold prior to the Expiration Date pursuant to a plan for trading securities (a "Trading Plan") adopted prior to the date hereof by the undersigned stockholder designed to avail the undersigned stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act ("Rule 10b5-1 Shares") or (ii) Shares sold prior to the Expiration Date pursuant to any margin agreement or similar agreement entered into prior to the date hereof by the undersigned stockholder ("Margin Shares"), this Proxy shall terminate and be of no further force and effect with respect to such Rule 10b5-1 Shares or Margin Shares immediately prior to the sale of such Rule 10b5-1 Shares or Margin Shares pursuant to any Trading Plan or margin agreement or similar agreement, respectively. The undersigned is executing this Proxy only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Company


Dated: January __, 2002

                                Signature of Stockholder:_______________________

                                Print Name of Stockholder:______________________

                                Shares beneficially owned:

                                     ________ shares of the Company Common Stock

                                     ________ shares of the Company Common Stock issuable upon exercise of outstanding options, warrants or other rights.

                      [Signature Page to Irrevocable Proxy]